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                                                     November 1, 2002


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC  20549


         Re:      J.P. Morgan Institutional Funds
                  JPMorgan U.S. Equity Fund
                  -------------------------

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to J.P. Morgan Institutional Funds, a Massachusetts business trust (the "TRUST") currently consisting of a number of separate series, including the above-referenced series (the "SURVIVING FUND"), and each of the JPMorgan Core Equity Fund series of the Mutual Fund Investment Trust, a Massachusetts business trust, and the JP Morgan Focus Fund series of the Mutual Fund Group, a Massachusetts business trust (collectively, the "MERGING FUNDS"), on various general matters. This opinion is written in reference to the Class A Shares, Class B Shares, Class C Shares and Select Class Shares, each par value $.001 per share (collectively, the "SHARES"), of the Surviving Fund, to be issued and exchanged on a net asset value basis for all of the assets and liabilities of the Merging Funds, pursuant to an Agreements and Plans of Reorganization (the "AGREEMENTS"), which Agreements are attached as APPENDIX A to a Combined Registration Statement/Proxy Statement contained in a Form N-14 filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "REGISTRATION STATEMENT").

         We have reviewed, insofar as each of them relates or pertains to the Surviving Fund or the Merging Funds, the Registration Statement and the Agreements. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

Securities and Exchange Commission
November 1, 2002

         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Agreements, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                        /s/ NIXON PEABODY LLP